Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of NICHOLAS I. FINK, DAVID V. BARRY and HIRANDA S. DONOGHUE as his or her true and lawful attorney-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Registration Statement on Form S-3 of Fortune Brands Innovations, Inc. (the “Company”), and any and all amendments (including post-effective amendments) thereto for the proposed offering of debt securities of the Company, and to file the same, with all exhibits thereto and all documents in connection therewith necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them or their substitute may lawfully do or cause to be done by virtue hereof.

/s/ Amit Banati	/s/ Amee Chande
Amit Banati, Director	Amee Chande, Director
Date: May 7, 2024	Date: May 7, 2024

/s/ Irial Finan	/s/ Ann Fritz Hackett
Irial Finan, Director	Ann Fritz Hackett, Director
Date: May 7, 2024	Date: May 7, 2024

/s/ Susan S. Kilsby	/s/ A. D. David Mackay
Susan S. Kilsby, Director	A. D. David Mackay, Director
Date: May 7, 2024	Date: May 7, 2024

/s/ Jeffery S. Perry	/s/ Stephanie Pugliese
Jeffery S. Perry, Director	Stephanie Pugliese, Director
Date: May 7, 2024	Date: May 7, 2024